Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE ANNOUNCES PRELIMINARY

FOURTH QUARTER AND FULL FISCAL YEAR 2014 RESULTS

Conference Call After Market Close Today

ACTON, Mass. (Feb. 25, 2014) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software innovator, today announced preliminary results for its fourth quarter and full fiscal year 2014, ended January 31, 2014. The Company will host a conference call today at 5:00 p.m. ET to discuss the preliminary results.

SeaChange anticipates ending the fourth quarter of fiscal 2014 with revenue in the range of $34.5 million to $35.5 million, compared to the Company’s prior guidance of $40 million to $45 million, and non-GAAP operating income of $0.01 to $0.02 per fully diluted share, compared to prior guidance of $0.15 to $0.20 per fully diluted share. SeaChange anticipates a GAAP operating loss of $0.03 to $0.04 per basic share for the fourth quarter of fiscal 2014. For the full fiscal year 2014, SeaChange anticipates revenue in the range of $145 million to $146 million, non-GAAP operating income of $0.24 to $0.25 per fully diluted share, and a GAAP operating loss of $0.05 to $0.07 per basic share.

The above information is preliminary and subject to SeaChange’s normal year-end accounting process and external review and audit by the Company’s independent registered public accounting firm. The Company will provide timing and details for the announcement of its fourth quarter and full fiscal 2014 final results in early April.

“We are very disappointed that fourth quarter revenues came in below our guidance range,” said Raghu Rau, CEO, SeaChange. “The primary reasons for this shortfall were delays in receiving anticipated orders from customers in the Americas along with continued delays in receiving some final acceptances. The magnitude of these delays was greater than expected, given our customer concentration and the timing of our sales, wherein many sales occur towards the end of a quarter.”

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SeaChange Q4 and Full Fiscal 2014 Preliminary Results/Page 2

Rau continued, “We are pleased to note, based on our progress to date, that all of the customer acceptances that were missed in the fourth quarter of fiscal 2014 are expected to be received in the first half of fiscal 2015. We also expect to receive over the course of fiscal 2015 a majority of the orders we had previously anticipated receiving in the fourth quarter.”

“Despite the short-term challenges, we remain encouraged by the continued market traction for our new products, which accounted for over two-thirds of our total product revenue in the fourth quarter, and the new opportunities in front of us,” said Rau. “However, we continue to expect that fiscal 2015 will be a transitional year for SeaChange. During this time, we anticipate that we will experience increased lead times in customer orders and acceptances and significant declines in sales of our legacy products. As a result, we expect that revenue will likely grow only in the second half of fiscal 2015 and remain flat to down for the full year, relative to our anticipated fiscal 2014 performance. However, we are targeting higher profitability in fiscal 2015 relative to our anticipated fiscal 2014 performance through cost reductions and increases in new product revenues. We believe we are creating significant long-term value for our shareholders with the design wins we already have in place and those we expect with our continued investments, particularly in our Nucleus video gateway software. Our long-term target model of operating margins in the 15% range remains unchanged.”

SeaChange anticipates ending the fourth quarter of fiscal 2014 with cash, cash equivalents and marketable securities of $128.1 million and no debt outstanding, compared to $126.4 million at the end of the third quarter. Moreover, during the fourth quarter, the Company implemented a 10b5-1 stock repurchase plan to execute on its board of directors’ previously authorized $25 million stock buy-back.

SeaChange will host a conference call today at 5:00 p.m. to discuss its preliminary fourth quarter and full fiscal 2014 results, which will be accessible at 877-407-8037 (U.S.) and 201-689-8037 (international) and via webcast at www.schange.com/IR. The replay will be available by phone through March 11, 2014 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1357-6704, and on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, IPTV and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior video back office platform, advertising and in-home gateway offerings.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

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SeaChange Q4 and Full Fiscal 2014 Preliminary Results/Page 3

Safe Harbor Provision

This release may include forward-looking statements, including without limitation statements regarding the Company’s anticipated results for the Company’s fourth quarter and full fiscal year 2014, future financial performance, customer orders, customer acceptances, new product sales, legacy product sales and the repurchase of the Company’s shares, that are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the Company’s fourth quarter and full fiscal year 2014 results are preliminary and subject to adjustment, including through the Company’s normal year-end accounting process and external review and audit by the Company’s independent registered public accounting firm; the Company’s ability to successfully introduce new products or enhancements to existing products including its next generation products; the cancellation or deferral of purchases of the Company’s products, including greater than anticipated cancellations or deferrals; the length of the Company’s sales cycle, including any longer than expected sales cycle; the timing of revenue recognition of products, both new and legacy, due to customer integration and acceptance requirements, including longer than anticipated revenue recognition periods; any decline in demand or average selling prices for our products, including declines and any greater than anticipated declines in sales of our legacy products; the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; worldwide economic cycles; steps taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the Company’s ability to manage its growth; the risks associated with international operations; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions or divestitures made by the Company; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 10, 2013. Any forward-looking statements should be considered in light of those factors and reflect the Company’s expectations as of February 25, 2014. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements. In addition, the preliminary financial results set forth in this press release are estimates based on information currently available to the Company.

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SeaChange Q4 and Full Fiscal 2014 Preliminary Results/Page 4

Use of Non-GAAP Financial Information

We define non-GAAP income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating income or loss plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We discuss non-GAAP income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expense due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

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Professional Fees: Acquisitions, Divestitures, Litigation and Strategic Alternatives. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. We also incurred charges for the hiring and appointment of the Chief Executive Officer.

The following table reconciles the Company’s GAAP loss from operations to the Company’s non-GAAP income from operations:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Income (Loss) from Operations

(Unaudited, amounts in millions except per share data)

	Three Months Ended January 31, 2014		Twelve Months Ended January 31, 2014
	Low	High	Low	High
GAAP loss from operations*	$(1.4)	$(0.9)	$(2.2)	$(1.7)
Amortization of intangible assets	1.2	1.2	4.6	4.6
Stock-based compensation expense*	0.5	0.5	3.0	3.0
Earn-outs and change in fair value of earn-outs	—	—	(0.1)	(0.1)
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	0.1	0.1	1.6	1.6
Severance and other restructuring costs	—	—	0.9	0.9

Non-GAAP income from operations	$0.4	$0.9	$7.8	$8.3

GAAP operating loss per basic share	$(0.04)	$(0.03)	$(0.07)	$(0.05)
Non-GAAP operating income per diluted share	$0.01	$0.02	$0.24	$0.25

Weighted average common shares outstanding:
Basic	33.0	33.0	32.7	32.7

Diluted	33.7	33.7	33.6	33.6

* Subject to change as a result of the final review of compensation by the Compensation Committee.

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